Exhibit 99.1

Endwave Reports Second Quarter 2008 Financial Results

Second Quarter Revenues Increase 28% Year-over-Year to $17.3 Million

SAN JOSE, Calif.--(BUSINESS WIRE)--Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its second quarter of 2008, which ended on June 30, 2008.

Revenues were $17.3 million for the second quarter of 2008, compared with $13.5 million for the second quarter of 2007 and $14.2 million for the first quarter of 2008. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the second quarter of 2008 was $760,000, or $0.08 per share, compared with net loss for the second quarter of 2007 of $1.9 million, or $0.16 per share, and net loss for the first quarter of 2008 of $1.9 million, or $0.21 per share.

Non-GAAP net income for the second quarter of 2008 was $648,000, or $0.05 per diluted share, compared with non-GAAP net loss for the second quarter of 2007 of $489,000, or $0.04 per share, and non-GAAP net loss for the first quarter of 2008 of $603,000 or $0.07 per share. For the second quarter of 2008, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $328,000. For the second quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $270,000. For the first quarter of 2008, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.0 million and amortization of intangible assets of $328,000.

Cash, cash equivalents and investments as of June 30, 2008 were $44.0 million, compared with $47.4 million at March 31, 2008.

“We are pleased to have generated strong revenue gains in the second quarter,” said Ed Keible, Endwave's CEO and President. “Our growth in quarterly revenues was largely the result of increased demand from Nokia Siemens Networks and increased momentum with our non-telecom customers. Endwave’s investment in new high-frequency markets that complement our telecom business is beginning to provide the expected benefits as evidenced by this quarter’s strong 78% year-over-year growth in non-telecom revenues.”

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time. Investors are invited to participate in the conference call by dialing (303) 262-2137 by 1:20 p.m. Pacific time. Starting approximately one hour after the completion of the live call, a replay will also be available until July 31. To access the recording, dial (303) 590-3000 (Pass code: 11116569 #). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about Endwave can be accessed from its web site at www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2008	December 31, 2007

Assets
Current assets
Cash and cash equivalents	$33,352	$38,992
Short-term investments	9,469	5,464
Accounts receivables, net	10,833	9,362
Inventories	15,130	12,434
Other current assets	778	1,168
Total current assets	69,562	67,420
Long-term investments	1,222	4,501
Property and equipment, net	3,421	2,999
Other assets	242	212
Restricted cash	625	25
Goodwill and intangible assets, net	6,817	7,432
Total assets	$81,889	$82,589

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,045	$3,422
Accrued warranty	2,803	2,712
Accrued compensation	2,630	2,240
Other current liabilities	696	2,251
Total current liabilities	10,174	10,625

Other long-term liabilities	29	116
Total stockholders' equity	71,686	71,848
Total liabilities and stockholders' equity	$81,889	$82,589

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Total revenues	$17,280	$13,539	$31,461	$28,290
Costs and expenses:
Cost of product revenues	11,688	10,208	21,731	20,828
Cost of product revenues, amortization of intangible assets	149	137	298	250
Research and development	2,930	2,709	5,772	5,114
Selling, general and administrative	3,366	3,280	6,727	6,479
Amortization of intangible assets	179	133	358	172
Total costs and expenses	18,312	16,467	34,886	32,843
Loss from operations	(1,032)	(2,928)	(3,425)	(4,553)
Interest and other income, net	294	1,021	751	1,866
Loss before provision for income taxes	$(738)	$(1,907)	$(2,674)	$(2,687)
Provision for income taxes	22	-	22	-
Net loss	$(760)	$(1,907)	$(2,696)	$(2,687)
Basic and diluted net loss per share	$(0.08)	$(0.16)	$(0.29)	$(0.23)
Shares used in calculating basic and diluted net loss per share	9,187,183	11,601,642	9,164,682	11,575,716

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Total revenues	$17,280	$13,539	$31,461	$28,290
Costs and expenses:
Cost of product revenues	11,496	10,018	21,365	20,533
Research and development	2,687	2,478	5,303	4,732
Selling, general and administrative	2,721	2,553	5,477	5,166
Total costs and expenses	16,904	15,049	32,145	30,431
Income (loss) from operations	376	(1,510)	(684)	(2,141)
Interest and other income, net	294	1,021	751	1,866
Income (loss) before provision for income taxes	$670	$(489)	$67	$(275)
Provision for income taxes	22	-	22	-
Net income (loss)	$648	$(489)	$45	$(275)
Basic net income (loss) per share	$0.07	$(0.04)	$0.00	$(0.02)
Diluted net income (loss) per share	$0.05	$(0.04)	$0.00	$(0.02)
Shares used in calculating basic net income (loss) per share	9,187,183	11,601,642	9,164,682	11,575,716
Shares used in calculating diluted net income (loss) per share	12,337,212	11,601,642	12,323,661	11,575,716

Basis of presentation:
1. Non-GAAP operating results exclude amortization of intangible assets and non-cash stock compensation expense.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
GAAP net loss	$(760)	$(1,907)	$(2,696)	$(2,687)
Cost of product revenues, amortization of intangible assets	149	137	298	250
Cost of product revenues, stock-based compensation expense	192	190	366	295
Amortization of intangible assets	179	133	358	172
Research and development, stock-based compensation expense	243	231	469	382
Selling, general and administrative, stock-based compensation expense	645	727	1,250	1,313
Non-GAAP net income (loss)	$648	$(489)	$45	$(275)

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com